EXHIBIT 16.1

S. W. HATFIELD, CPA
certified public accountants

Member:   Texas Society of Certified Public Accountants
          Press Club of Dallas







                                November 1, 2001


United States
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

On November 1, 2001, this Firm received a draft copy of a Form 8-K to be filed by Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) (Company) (SEC File #33-25126-D, CIK # 842013) reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA





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